Exhibit 10.5

BRIGGS & STRATTON CORPORATION

FORM 10-Q for Quarterly Period Ended March 28, 2010

Exhibit No. 10.5

AMENDED AND RESTATED BRIGGS & STRATTON CORPORATION

INCENTIVE COMPENSATION PLAN

As Amended April 21, 2010

THE BRIGGS & STRATTON CORPORATION

INCENTIVE COMPENSATION PLAN

Section 1. Purpose; Definitions.

The purpose of the Plan is to enable key employees and directors of the Company, its subsidiaries and affiliates, as well as appropriate third parties who can provide valuable services to the Company, to participate in the Company’s future by offering them proprietary interests in the Company. The Plan also provides a means through which the Company can attract and retain such persons.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Cash Bonus Award” means an award pursuant to Section 9.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)	“Commission” means the Securities and Exchange Commission or any successor agency.

(e)	“Committee” means the Committee referred to in Section 2.

(f)	“Company” means Briggs & Stratton Corporation, a corporation organized under the laws of the State of Wisconsin, or any successor corporation.

(g)	“Deferred Stock” means an award made pursuant to Section 8.

(h)	“Directors’ Fees in Stock” means an award of stock made to a director pursuant to Section 10.

(i)	“Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(j)	“Early Retirement” means retirement from active employment with the Company, a subsidiary or affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)	“Fair Market Value” means, except as provided in Section 5(h), the closing sales prices of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(m)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o)	“Normal Retirement” means retirement from active employment or service with the Company, a subsidiary or affiliate at or after age 65 with respect to employees and in accordance with the Board service policy with respect to Directors.

(p)	“Plan” means The Briggs & Stratton Corporation Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

(q)	“Restricted Stock” means an award under Section 7.

(r)	“Retirement” means Normal or Early Retirement.

(s)	“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(t)	“Stock” means the Common Stock, $0.01 par value, of the Company.

(u)	“Stock Appreciation Right” or “SAR” means a right granted under Section 6.

(v)	“Stock Option” or “Option” means an option granted under Section 5.

In addition, the term “Change in Control” has the meaning set forth in Section 11(b).

Section 2. Administration.

For awards that may be granted to eligible employees, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, which shall be constituted to permit the Plan to comply with Rule 16b-3 and Section 162(m) of the Code, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board. For awards that may be granted to directors, the Plan shall be administered by the non-management directors. For awards that may be granted to appropriate third parties, the Plan shall be administered by the Board. The term “Committee” shall refer to the Compensation Committee of the Board or such other committee appointed by the Board with respect to awards granted to eligible employees, shall refer to all non-management directors with respect to awards granted to directors, and shall refer to the entire Board with respect to awards that may be granted to appropriate third parties.

The Committee shall have plenary authority to grant to eligible employees, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards. The Committee shall have plenary authority to grant to directors, pursuant to the terms of the Plan, Non-Qualified Stock Options, Directors’ Fees in Stock, Restricted Stock and Deferred Stock. The Committee shall have plenary authority to grant to appropriate third parties, pursuant to the terms of the Plan, Non-Qualified Stock Options, Restricted Stock and Deferred Stock.

In particular, the Committee shall have the authority, subject to the terms of the Plan:

(a)	to select the officers and other key employees to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards may from time to time be granted;

(b)	to select the directors to whom Non-Qualified Stock Options, Directors’ Fees in Stock, Restricted Stock and Deferred Stock may from time to time be granted;

(c)	to select the appropriate third parties to whom Non-Qualified Stock Options, Restricted Stock and Deferred Stock may from time to time be granted;

(d)	to determine whether and to what extent awards are to be granted hereunder;

(e)	to determine the number of shares to be covered by each award granted hereunder;

(f)	to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(g)	to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

(h)	to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 5(h);

(i)	to determine if and when any outstanding Stock Options shall be converted to Stock Appreciation Rights as described in Section 6(a) of this Plan;

(j)	to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred; and

(k)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may not waive vesting periods of any awards or accelerate vesting periods of any awards, except in the case of death, Disability or Retirement.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize (a) any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee, and (b) the chief executive officer of the Company to grant Restricted and Deferred Stock to key employees who are not officers of the Company.

Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for future distribution under the Plan upon its approval by shareholders at the 2009 annual meeting shall be 6,800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Solely for the purpose of applying the limitation set forth herein, the number of shares available for issuance under the Plan shall be reduced by 1.00 share of Stock for every one share of Stock granted in respect of an award of a Stock Option or Stock Appreciation Right and 2.91 shares of Stock for every one share of Stock granted in respect of an award other than an award of a Stock Option or Stock Appreciation Right. All shares in aggregate shall be available for issuance as Incentive Stock Options.

Any shares of Stock related to awards under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Stock, or are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission prior to the issuance of shares of Stock for awards not involving shares of Stock, shall be available again for grant under this Plan. The preceding sentence shall not be applicable with respect to (i) cancellation of a Stock Appreciation Right granted in tandem with a Stock Option upon the exercise of the Stock Option or (ii) cancellation of a Stock Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. Furthermore, the following shares of Stock may not again be made available for issuance under this Plan: (a) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, (b) shares of Stock used to pay the option price or grant price or withholding taxes related to an outstanding award, or (c) shares of Stock repurchased on the open market with the proceeds from the exercise of a Stock Option.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Except as stated above, no additional shares shall be added to the Plan without prior shareholder approval.

Section 4. Eligibility.

Officers and other key employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards. However, no employee shall be eligible to receive awards covering more than 230,000 Stock Options and Stock Appreciation Rights and 160,000 shares of Restricted Stock and Deferred Stock in any fiscal year. Directors of the Company are eligible to be granted Non-Qualified Stock Options and Directors’ Fees in Stock, Restricted Stock and Deferred Stock. Appropriate third parties are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Deferred Stock.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 425(f) of the Code). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee specifies by resolution, which shall be on or after the date it selects an individual as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such individual and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed and delivered by the Company.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to 110% of the Fair Market Value of the Stock at time of grant.

(b)	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable later than the last day of the month that is 5 years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable later than the last day of the month that is 5 years and one day after the date the Option is granted.

(c)	Exercisability. Stock Options shall be exercisable in accordance with such terms and conditions as shall be determined by the Committee, but the exercise date of a Stock Option may not be accelerated except in the case of an optionee’s death, Disability or Retirement. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions, in whole or in part, in the case of an optionee’s death, Disability or Retirement.

(d)	Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option exercise period by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price. As determined by the Committee, the purchase price may be paid (i) by certified or bank check or such other instrument as the Company may accept, (ii) by means of tendering shares of Stock, either directly or by attestation (“Delivered Stock”), (iii) by surrendering to the Company shares of Stock otherwise receivable upon exercise of the Stock option (a “Net Exercise”), or (iv) a combination of the foregoing. Delivered Stock and shares of Stock used in a Net Exercise shall be valued based on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Stock Option is granted.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

(e)	Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

(f)	Termination. Unless otherwise determined by the Committee, if an optionee’s employment or service terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the balance of such Stock Option’s term. Notwithstanding the foregoing, if an optionee’s employment or service terminates at or after a Change in Control (as defined in Section 11(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such Stock Option’s term pursuant to Section 5(b).

(g)	Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000. Options that are designated as “incentive stock options” and which would exceed the foregoing $100,000 limit shall be treated as Non-’Qualified Stock Options automatically without further action by the Committee.

(h)	Cashing Out of Option. On receipt of written notice to exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash out.

Section 6. Stock Appreciation Rights.

(a)	Grant of SARs. Stock Appreciation Rights may be granted alone (“Freestanding SARs”) or in conjunction with all or part of any Stock Option granted under the Plan (“Tandem SARs”), or in any combination of these forms of SARs. The Committee shall determine the officers and key employees to whom and the time or times at which SAR grants will be made, the number of SARs to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards. In the case of SARs granted in conjunction with a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of SARs granted in conjunction with an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. Each SAR award shall be evidenced by an agreement that shall specify the Grant Price, the term of the SAR and such other provisions as the Committee shall determine.

(b)	Grant Price. The Grant Price for each SAR shall be determined by the Committee and shall be specified in the agreement. The Grant Price of a Freestanding SAR shall be equal to 110% of the Fair Market Value of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

(c)

Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and specified in the SAR award agreement, but no SAR shall be exercisable later than the last day of the month that is 5 years after the date it is granted. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a SAR granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the SAR.

(d)	Exercise of SARs. A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, but the exercise date of a Freestanding SAR may not be accelerated except in the case of a grantee’s death, Disability or Retirement. A Tandem SAR may be exercised by an optionee in accordance with Section 6(e) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(e). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related SARs have been exercised.

(e)	General Terms and Conditions. SARs shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)	Tandem SARs shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6. Notwithstanding the foregoing,

(ii)	Upon the exercise of an SAR, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the agreement multiplied by the number of shares in respect of which the SAR shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)	Except as otherwise provided in the agreement or otherwise determined at any time by the Committee, no Freestanding SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Tandem SARs shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

(iv)	Upon the exercise of a Tandem SAR, the gross number of shares of Stock subject to the Stock Option or part thereof to which such SAR is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, and not just the net-settled number of shares issued under the SAR at the time of exercise based on the value of the SAR at such time.

(f)	SARS in substitution for Stock Options. In the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee shall have the ability to substitute SARs for outstanding Stock Options, without receiving an optionee’s permission and with such SARs to be paid in Stock or cash, at the Committee’s discretion. The terms of the substituted SARs shall be the same as the terms of the Stock Options and the aggregate difference between the Fair Market Value of the underlying Stock and the grant price of the SARs shall be equivalent to the aggregate difference between the Fair Market Value of the underlying Stock and the option price of the Stock Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, the Committee shall have the authority to revoke this provision, after which it shall be considered null and void.

Section 7. Restricted Stock.

(a)	Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 7(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)	Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Briggs & Stratton Corporation Incentive Compensation Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c)	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(v), during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments, and the Committeemay accelerate or waive such restrictions, in whole or in part, in the case of a participant’s death, Disability or Retirement.

(ii)	Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. If required by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(iii)	Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Section 7(c)(i), upon termination of a participant’s employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv)	The Restriction Period shall be not less than one year for performance-based awards and three years for non-performance-based awards. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

(v)	Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Section 8. Deferred Stock.

(a)	Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred and any other terms and conditions of the award, in addition to those contained in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)	Terms and Conditions. Deferred Stock awards shall be subject to the following terms and conditions:

(i)	The Deferral Period shall be not less than one year for performance-based awards and three years for non-performance-based awards. Subject to the provisions of the Plan and the Deferred Stock Agreement referred to in Section 8(b)(vi), Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant for the shares covered by the Deferred Stock award.

(ii)	Unless otherwise determined by the Committee, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be awarded, automatically deferred and deemed to be reinvested in additional Deferred Stock.

(iii)	Except to the extent otherwise provided in the applicable Deferred Stock Agreement and Section 8(b)(iv), upon termination of a participant’s employment for any reason during the Deferral Period, the rights to the shares still covered by the Deferred Stock award shall be forfeited.

(iv)	The Committee may provide for the lapse of deferral limitations in installments, and the Committee may accelerate the vesting of all or any part of any Deferred Stock award and waive the deferral limitations for all or any part of such award in the case of a participant’s death, Disability or Retirement.

(v)	A participant may elect to further defer receipt of the Deferred Stock payable under an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the requirements of Section 409A of the Code, the Committee’s approval and such terms as are determined by the Committee.

(vi)	Each award shall be confirmed by, and be subject to the terms of, a Deferred Stock Agreement.

Section 9. Cash Bonus Awards.

(a)	Administration. The Committee may establish cash bonus awards for executive officers either alone or in addition to other awards granted under the Plan. The Committee shall determine the time or times at which bonus awards shall be granted, and the conditions upon which such awards will be paid.

(b)	Terms and Conditions.

(i)

A cash bonus award shall be paid solely on account of the attainment of one or more preestablished, objective performance goals. Performance goals shall be based on one or more business criteria that apply to the individual, a business unit, or the corporation as a whole. It is intended that any performance goal will be in a form which relates the bonus to an increase in the value of the Company to its shareholders. Performance goals may include Economic Value Added (“EVA®”) improvement (a financial performance measure closely correlated with increases in shareholder value calculated as the excess of net operating profit after taxes less a capital charge), stock price, market share, sales, earnings per share, return on equity, costs, total earnings, earnings growth, return on capital, return on assets, EBIT, sales growth, gross margin, increase in stock price, operating profit, net earnings, cash flow, inventory turns, financial return ratios, balance sheet measurements, customer satisfaction surveys or productivity. In addition, performance goals for any individual who is not a “covered employee”, as that term is defined in Section 162(m) of the Code, may be based upon such other factors as the Committee may determine.

(ii)	Performance goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance goal relates. The preestablished performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained. It is intended that the bonus formula will be based upon a percentage of an individual’s salary or base pay. Upon approval of the Plan by shareholders at the 2009 annual meeting, in no event shall the maximum bonus payable to any individual in any fiscal year exceed $3,000,000.

(iii)	Following the close of the performance period, the Committee shall determine whether the performance goal was achieved, in whole or in part, and determine the amount payable to each individual.

Section 10. Directors’ Fees in Stock

The Board (acting as the Committee under the Plan) may pay all, or such portion as it shall from time to time determine, of the retainer and fees payable to the members of the Board in shares of Stock, Restricted Stock or Deferred Stock. The number of shares to be issued to directors, in lieu of the cash compensation to which they would otherwise be entitled, shall be determined by the Board. The Board may permit or require directors to defer the issuance of Stock hereunder in accordance with such rules as the Board may determine.

Section 11. Change In Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 11(b)):

(i)	Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii)	The restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock shall lapse, and such Restricted Stock and Deferred Stock shall become free of all restrictions and fully vested to the full extent of the original grant.

(b)	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock of the Company (the “outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this subsection (b) of this Section 11; or

(ii)	Individuals who, as of December 1, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 1, 1989 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the lncumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities,

as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

Section 12. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock award, Deferred Stock award and Cash Bonus Award theretofore granted without the optionee’s or recipient’s consent, or without the approval of the Company’s stockholders, if shareholder approval of the change would be required to comply with Rule 16b-3 or the Code.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs, and further outstanding Stock Options or SARs may not be cancelled in exchange for cash, other awards or Stock Options or SARs with an exercice price that is less than the exercise price of the original Stock Options or SARs without shareholder approval.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

Section 13. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 14. General Provisions.

(a)	The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its employees.

(c)	The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

(e)	At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f)	The reinvestment of dividends in additional Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under

Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

(g)	The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

(h)	The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.